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                                                                EXHIBIT(10)(aa)



          FIRSTMERIT CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
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                             FIRSTMERIT CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE 1

                            PURPOSES AND DEFINITIONS

     1.1 PURPOSES. The purposes of the Plan are (i) to provide executives with flexibility with respect to the form and timing of Compensation, (ii) to more closely align the interests of executives with the interests of the Corporation's shareholders and (iii) to assist the Corporation and its Subsidiaries in attracting and retaining qualified executives.

     1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

          (a) "BASE COMPENSATION" means the base salary of an Eligible Employee for services as an employee of the Corporation or a Subsidiary, as indicated by the records of the Corporation or such Subsidiary, as the case may be.

          (b) "BOARD" means the Board of Directors of the Corporation.

          (c) "BUSINESS DAY" means a day, except for a Saturday, Sunday or a legal holiday.

          (d) "CHANGE OF CONTROL" means Change of Control as defined in Section 4.3.

          (e) "CLOSING PRICE" means the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

          (f) "COMMITTEE" means the Compensation Committee of the Board.

          (g) "COMMON STOCK" means the common stock, no par value, of the Corporation.

          (h) "COMPENSATION" means Base Compensation and Incentive Compensation.

          (i) "CORPORATION" means FirstMerit Corporation, and any successor corporation.

          (j) "DEFERRED COMPENSATION" means Base Compensation deferred pursuant to Section 2.4 and/or Incentive Compensation deferred pursuant to Section 2.3.

          (k) "ELIGIBLE EMPLOYEE" means an Eligible Employee as defined in
     Section 2.1.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (m) "INCENTIVE COMPENSATION" means the annual incentive award, if any, payable to an Eligible Employee under the Corporation's or a Subsidiary's annual incentive plan.

          (n) "KEY EMPLOYEE" means an employee of the Corporation or a Subsidiary designated by the Chief Executive Officer of the Corporation as a key employee for purposes of the Plan.

          (o) "PARTICIPANT" means an Eligible Employee, who has elected to defer all or any portion of his Compensation under the Plan or to receive all or a portion of his Incentive Compensation in shares of Common Stock under the Plan.

          (p) "PLAN" means the FirstMerit Corporation Executive Deferred Compensation Plan.
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          (q) "PLAN YEAR" means the calendar year.

          (r) "RETIREMENT" means retirement at or after age 65 or, with the consent of the Committee, prior to age 65 but at or after age 55.

          (s) "STOCK ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5.

          (t) "STOCK CREDIT" means a credit to a Participant's Stock Account, calculated pursuant to Section 2.5.

          (u) "SUBSIDIARY" means a subsidiary of the Corporation to which the Plan has been extended by the Board.

                                   ARTICLE 2

                           PARTICIPATION IN THE PLAN

     2.1 ELIGIBILITY. The Committee shall from time to time designate one or more Key Employees as eligible to participate in the Plan (an "Eligible Employee").

     2.2 INCENTIVE COMPENSATION IN COMMON STOCK.

          (a) To the extent that an Eligible Employee has not timely elected, pursuant to Section 2.3, to defer receipt of any Incentive Compensation payable to him with respect to a Plan Year, such Eligible Employee may irrevocably elect, in increments of one percent (1%), to receive such Incentive Compensation in whole shares of Common Stock (and cash for any fractions of a share). Such election must be made in writing and delivered to the Committee prior to July l of the Plan Year with respect to which such Incentive Compensation may be payable or, if earlier, not later than six months in advance of the date as of which such Incentive Compensation will be paid, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of which such election must be made. Absent such a timely election, an Eligible Employee shall be deemed to have elected to receive such Incentive Compensation entirely in cash.

          (b) The number of shares of Common Stock payable to a Participant pursuant to an election under Section 2.2(a) shall be equal to the number of shares of Common Stock that could have been purchased with the amount of Incentive Compensation that would otherwise have been paid to the Participant in cash at the Closing Price of shares of Common Stock on the day such Incentive Compensation would otherwise have been so paid.

          (c) An Eligible Employee may, pursuant to Section 2.2(a), file a new election or revoke a prior election each Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election or deemed election in effect with respect to the immediately preceding Plan Year shall continue to be effective and irrevocable with respect to the then current Plan Year.

     2.3 DEFERRED INCENTIVE COMPENSATION.

          (a) An Eligible Employee may irrevocably elect, in increments of twenty-five percent (25%), to defer receipt of any Incentive Compensation otherwise payable to him with respect to any Plan Year. Such election must be made in writing and delivered to the Committee prior to September 15 of the Plan Year with respect to which such Incentive Compensation may be payable or, if earlier, not later than six

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     months in advance of the date as of which such Incentive Compensation will otherwise be paid, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of which such election must be made. Absent such a timely election, an Eligible Employee shall be deemed to have elected not to defer receipt of any such Incentive Compensation.

          (b) An Eligible Employee may, pursuant to Section 2.3(a), file a new election or revoke a prior election each Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election or deemed election in effect with respect to the immediately preceding Plan Year shall continue to be effective and irrevocable with respect to the then current Plan Year.

     2.4 DEFERRED BASE COMPENSATION.

          (a) (i) An Eligible Employee may irrevocably elect, in increments of one percent (1%), to defer receipt of Base Compensation otherwise payable to him. Such election must be made in writing and delivered to the Committee prior to July l of any Plan Year and shall be effective with respect to Base Compensation otherwise payable to the Participant during the twelve-month period commencing on January l of the immediately succeeding Plan Year, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of, or with respect to, which such election must be made and/or shall be effective.

              (ii) In the first Plan Year in which a Key Employee becomes an Eligible Employee, such Eligible Employee may irrevocably elect, in increments of one percent (1%), to defer receipt of Base Compensation otherwise payable to him. Such election must be made in writing and delivered to the Committee within thirty (30) days of the date as of which such Key Employee became an Eligible Employee and shall be effective with respect to Base Compensation otherwise payable to him during the period commencing six months after the date on which such election was made and delivered to the Committee and ending on the immediately following December 3l, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of, or with respect to, which such election shall be effective.

          (b) A Participant may, pursuant to Section 2.3(a), file a new election or revoke a prior election each Plan Year applicable to Base Compensation otherwise payable to him during the twelve-month period commencing on January l of the immediately succeeding Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election, if any, then in effect shall continue to be effective and irrevocable.

     2.5 STOCK ACCOUNTS.

          (a) A Stock Account shall be maintained by the Committee in the name of each Participant. A Participant shall be one hundred percent (100%) vested in his Accounts at all times.

          (b) The Stock Account of a Participant shall be credited, as of the day Deferred Compensation otherwise would have been paid to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such Deferred Compensation at the Closing Price of shares of Common Stock on the day as of which such Stock Account is so credited and shall be reduced as of the day that any amount is distributed therefrom by the number of Stock Credits attributable to such distribution.

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          (c) As of the date any dividend is paid to holders of shares of Common
     Stock, a Participant's Stock Account shall be credited with additional
     Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of shares of Common Stock on such date, with the amount that would have been paid as dividends on that number of shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant's Stock Account as of the record date of such dividend. In the case of dividends paid in property, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment thereof, as determined in good faith by the Committee.

     2.6 DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT.

          (a) Distribution of a Participant's Stock Account shall be made or commence in accordance with this Section 2.6 as of the first Business Day of the month following the month in which such Participant's employment as an employee of the Corporation or any Subsidiary terminates.

          (b) A Participant may elect, in the event his employment as an employee of the Corporation or any Subsidiary terminates due to Retirement, to receive his Stock Account in monthly cash installments not to exceed one hundred twenty (120) separate installments or in a single sum. Such single sum may be paid either in cash or in whole shares of Common Stock (and cash for any fractions of a share) or in combination of both, in increments of twenty-five percent (25%). The Committee shall distribute such Stock Account in accordance with such election or, if no such election is made, in a single cash sum.

            (i) In the event of an election to receive all or a portion of his Stock Account in shares of Common Stock, the Participant shall, to the extent of such election, receive one such share with respect to each Stock Credit allocated to his Stock Account (and cash for any fractions of a share). In the event of an election or deemed election to receive all or a portion of his Stock Account in cash, the Participant shall, to the extent of such election or deemed election, receive an amount in cash equal to the product of the number of Stock Credits allocated to his Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such distribution is to be made.

            (ii) The amount of a monthly cash installment with respect to such Participant's Stock Account shall be equal to the product of the number of Stock Credits attributable to such installment and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such installment is to be paid. The number of Stock Credits attributable to an installment shall be equal to the product of the current number of Stock Credits allocated to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. All monthly cash installments shall be paid as of the first Business Day of the month.

            (iii) An election pursuant to this Section 2.6(b) must be in writing and delivered to the Committee at the time an Eligible Employee becomes a Participant. A Participant may at any time not less than one year prior to the date as of which the distribution of such Participant's Stock Account pursuant to this Section 2.6(b) is made or commences change such election pursuant to an election in writing delivered to the Committee, which election shall be irrevocable during such one-year period.

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          (c) In the event a Participant's employment as an employee of the
     Corporation and any Subsidiary terminates other than due to Retirement or death, the Participant shall receive a single cash sum equal to the product of the number of Stock Credits allocated to his Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such distribution is to be made.

     2.7 IN-SERVICE DISTRIBUTIONS.

          (a) A Participant may, as of the first Business Day of the month, receive payment of all or part of his Stock Account prior to the termination of his employment as an employee of the Corporation and any Subsidiary. Any such election must be in writing and delivered to the Committee not less than one year in advance of the effective date thereof, which election shall be irrevocable during such one-year period; provided, however, that such election shall not be effective with respect to Stock Credits attributable to Deferred Compensation that otherwise would have been paid to such Participant within the three-year period immediately preceding the effective date of such election and any additional Stock Credits credited with respect to such Stock Credits pursuant to Section 2.5(c); provided, further, that if the Participant's employment as an employee of the Corporation and any Subsidiary terminates prior to the effective date of such election, such election shall be deemed automatically revoked. Such in-service distributions shall be made on the same basis as distributions upon termination pursuant to Section 2.6(c).

          (b) Any amounts withdrawn pursuant to Section 2.7(a) shall be subject to a 6% penalty. In addition, such Participant may not elect to make additional deferrals under the plan for the Plan Year commencing after the Plan Year in which such withdrawal is made.

     2.8 DISTRIBUTION UPON DEATH. Notwithstanding any other provision of this Plan, upon the death of a Participant, whether before or after Retirement or other termination of employment as an employee of the Corporation and any Subsidiary, the Committee shall pay all of such Participant's Stock Account in a single cash sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no person or persons designated or if such persons shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section
2.8 shall be made as soon as practicable following the end of the month in which the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. The amount of such single cash sum payable under this Section 2.8 shall be equal to the product of the number of Stock Credits then allocated to such Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month of such Participant's death.

     2.9 WITHHOLDING TAXES. Any withholding of taxes or other amounts required by federal, state, or local law shall be withheld from Compensation other than Deferred Compensation. If necessary, the Corporation may reduce the amount of Deferred Compensation and/or shares of Common Stock payable pursuant to Section 2.2(a) by an amount equal to any required withholding. In addition, the Corporation may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local taxes required to be withheld with respect to such payment or delivery. Each Participant shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would

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otherwise be delivered hereunder, to have the Corporation withhold shares of
Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Participant in cash. Shares so withheld shall be valued at the Closing Price on the Business Day immediately preceding the date such shares would otherwise be transferred hereunder.

                                   ARTICLE 3

                                 THE COMMITTEE

     3.1 AUTHORITY. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

     3.2 ELECTIONS, NOTICES. All elections and notices required to be provided to the Committee under the Plan must be on such forms, contain such information, and be made or given at such times as the Committee may require.

     3.3 AGENTS. The Committee may appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     3.4 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

     3.5 INDEMNITY OF COMMITTEE. The Company has entered into Indemnification Agreements with each of the members of the Committee protecting them against such claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except as otherwise indicated in such Agreement.

     3.6 CLAIMS PROCEDURE. Any person claiming an amount under the Plan, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within ninety (90) days following receipt of the request. If the claim or request is denied, the written notice of denial shall state (i) the reasons for denial, (ii) the reference to the pertinent Plan provisions or legal doctrine upon which the denial is based; (iii) a description of any additional material or information required and an explanation of why it is necessary; and (iv) an explanation of the Plan's claim review procedure. Any person whose claim or request is denied may make a second request for review by notice given in writing to the Committee. The claim or request shall be reviewed further by the Committee, and the Committee may, but shall not be required to, grant the claimant a hearing. A decision on such second request shall normally be made within sixty (60) days after the date of the second request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and

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the time limit shall be one hundred twenty (120) days from the date of the second request. The decision shall be in writing and shall be final and bind all parties concerned.

                                   ARTICLE 4

                                SHARES AVAILABLE

     4.1 NUMBER. Three Hundred Thousand (300,000) shares of Common Stock are available for issuance under the Plan in accordance with the provisions hereof and such other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Corporation if, in the opinion of counsel for the Corporation, such shareholder approval is required. Stock Credits to Participant's Stock Accounts shall be applied to reduce the maximum number of shares of Common Stock remaining available under the Plan. Shares of Common Stock issuable under the Plan may be taken either from authorized but unissued or treasury shares, as determined by the Corporation.

     4.2 ADJUSTMENTS. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of shares of Common Stock available under Section 4.1 and the number of Stock Credits with which each Participant's Stock Account is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of shares of Common Stock available under Section 4.1 and the number of Stock Credits with which each Participant's Stock Account is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant's Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant's Account then is credited, and the number of shares of Common Stock available under Section 4.1 shall be similarly adjusted. If in such a consolidation or merger, holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participants' Accounts.

     4.3 CHANGE OF CONTROL. Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Corporation, each Participant's Stock Account shall, within five Business Days thereafter, be distributed in a single cash sum equal to the product of the number of Stock Credits then allocated to his Stock Account and the Closing Price of shares of Common Stock or the last Business Day immediately preceding the Change of Control. For purposes of this
Section 4.3, Change of Control means:

            (i) the date the stockholders of the Corporation approve a plan or other arrangement pursuant to which the Corporation will be dissolved or liquidated;

            (ii) the date the stockholders of the Corporation approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation;

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            (iii) the date of approval by the stockholders of the Corporation and, if required, by the stockholders of the other constituent corporation of a definitive agreement to merge or consolidate the Corporation with or into such other corporation, other than, in either case, a merger or consolidation of the Corporation in which holders of shares of the Corporation's common stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of common stock of the Corporation immediately before the merger or consolidation;

            (iv) the date any entity, person or group, within the meaning of
            Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Corporation or any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, shall have become the beneficial owner (as determined pursuant to Section 13(d) or 16(a) of the Exchange Act) of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding shares of the Common Stock; or

            (v) the first day after the effective date of this Plan when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two
            (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                                   ARTICLE 5

                                 MISCELLANEOUS

     5.1 UNFUNDED PLAN. No promise hereunder shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of such promises. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation.

     5.2 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.3 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

     5.4 GOVERNING LAW. This Plan shall be governed by the laws of the State of Ohio, without regard to the conflict of law provisions thereof.

     5.5 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or

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modification shall adversely affect the rights of any Participant or beneficiary, including his rights with respect to Stock Credits credited prior to such termination, amendment or modification, without his consent. Notwithstanding the foregoing, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Credits shall not be amended more than once every six months (other that as may be necessary to conform to any applicable changes in the Internal Revenue Code of 1986, as amended or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3 (or any successor provisions) promulgated under the Exchange Act.

     5.6 SUCCESSORS AND HEIRS. The Plan and any properly executed elections hereunder shall be binding upon the Corporation and Participants, and upon any assignee or successor in interest to the Corporation and upon the heirs, legal representatives and beneficiaries of any Participant.

     5.7 STATUS AS SHAREHOLDERS. Stock Credits are not, and do not constitute, shares of Common Stock, and no right as a holder of shares of Common Stock shall devolve upon a Participant unless and until such shares are issued to the Participant.

     5.8 RIGHTS. This Plan shall not give any person the right to continue as an employee of the Corporation or any Subsidiary or any rights or interests other than as herein provided.

     5.9 USE OF TERMS. The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.

     5.10 STATEMENT OF ACCOUNTS. Each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Stock Account under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

     5.11 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of Compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     5.12 PLAN CONSTRUCTION. Anything in this Plan to the contrary notwithstanding, is the intent of the Corporation that transactions under the Plan satisfy the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act so that persons who are or become subject to Section 16 of the Exchange Act will be entitled to the benefits of such Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. To the extent any provision of the Plan, action by the Committee or election by a Participant or Eligible Employee fails to so comply, it shall be deemed null and void to the extent permitted by law.

     5.13 HEADINGS NOT PART OF PLAN. Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan.

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     5.14 STOCKHOLDER APPROVAL; EFFECTIVE DATE.  This Plan has been approved by the Board and shall become effective as of January 1, 1996, subject to the approval of this Plan by the stockholders of the Corporation.

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